UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 27, 2010

THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	1-31340	56-0484485
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC (Address of Principal Executive Offices)		28273-5975 (Zip Code)

(704) 554-8510 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE CATO CORPORATION

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 27, 2010, the Registrant held its Annual Meeting.   The following are the voting results on each matter submitted to the Registrant’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement.

At the Annual Meeting, the two nominees for director were elected to the Registrant’s Board of Directors (Proposal 1 below).

In addition, management’s proposal regarding ratification of the retention of PricewaterhouseCoopers LLP as the Registrant’s registered independent public accounting firm for 2010 was approved (Proposal 2 below).

1.       Election to the Registrant’s Board of Directors the following 2 nominees:

	For	Against	Broker Non-Votes
D. Harding Stowe	42,085,441	212,559	644,510
Edward I. Weisiger, Jr.	42,164,370	133,630	644,510

2.       Ratification of selection of PricewaterhouseCoopers LLP as the Registrant’s registered independent public accounting firm for 2010:

For	Against	Abstentions
42,810,220	103,955	28,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

June 2, 2010	/s/ John P. D. Cato
Date	John P. D. Cato
Chairman, President and
Chief Executive Officer

June 2, 2010	/s/ John R. Howe
Date	John R. Howe
Executive Vice President
Chief Financial Officer